Exhibit 99.1

Media:	Paul Laland	Investors:	Nina Ferrari
	650-228-1811		415-264-8796
	laland@novacea.com		ferrari@novacea.com

NOVACEA ANNOUNCES RESIGNATION OF BRAD GOODWIN AS CEO

— Company’s Chairman, a veteran biotech executive, to assume interim CEO role —

SOUTH SAN FRANCISCO, CA – Dec. 7, 2006 – Novacea, Inc. (NASDAQ: NOVC) today announced that Bradford S. Goodwin has resigned as chief executive officer (CEO) and director of the company for personal reasons. The company’s board of directors has appointed Novacea’s Chairman, John P. Walker, as the interim CEO. Mr. Goodwin plans to work through year-end to help facilitate the transition.

“We want to acknowledge the significant contributions Brad has made at Novacea, and as a result of his leadership we have a strong management team in place with the experience and capability to continue to achieve the company’s objectives. I look forward to working with all of the employees and contributing to the further development of our clinical stage programs. Of particular note is the current ASCENT-2 Phase 3 study of Asentar™ in patients with advanced prostate cancer and the recently initiated Phase 1/2 trial for AQ4N in patients with glioblastoma multiforme,” said Mr. Walker.

Mr. Walker is an experienced leader in the biotechnology industry and currently serves as chairman of the Board of Directors for Novacea and for Renovis, Inc. He also serves on the Board of Directors for Geron Corporation. During his 35-year career, Mr. Walker has served as Chairman, CEO or interim CEO of a number of biotechnology and pharmaceutical companies, including KAI Pharmaceuticals and of Guava Technologies. From 1993 to 2001, he was Chairman, CEO, and a director of AXYS Pharmaceuticals, Inc. and its predecessor company Arris Pharmaceutical Corporation. Prior to Arris, Mr. Walker was Chairman and CEO of Vitaphore Corporation, a biomaterials company that was sold to Union Carbide Chemical and Plastics Company, Inc. Mr. Walker began his career with American Hospital Supply Corporation, where he held a variety of general management, sales, and operational positions and served as President of American Medical Systems and The Hospital Company.

Novacea will hold a conference call on Thursday, December 7, 2006 at 5:30 p.m. Eastern Time to discuss today’s announcement.

Dial-in information:

Domestic: 800.573.4840	International: 617.224.4326	Participant passcode: 50212507

Replay:

Domestic: 888.286.8010	International: 617.801.6888	Participate passcode: 29914465

About Novacea

Novacea, Inc. is a biopharmaceutical company focused on in-licensing, developing and commercializing novel cancer therapies. Novacea has two product candidates in clinical trials, including Asentar™, which currently is in a Phase 3 clinical trial for androgen-independent prostate cancer, or AIPC. Novacea’s second product candidate, AQ4N, is a hypoxia-activated prodrug that is currently in a Phase 1b/2a clinical trial in glioblastoma multiforme. More information on any of Novacea’s trials can be found at www.ClinicalTrials.gov.

Note: Except for the historical information contained herein, the matters set forth in this press release, including statements as to financial guidance, development, clinical studies, regulatory review and approval, and commercialization of products, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-looking statements. Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include: early stage of development; the focus, conduct, enrollment and timing of our clinical trials; regulatory review and approval of product candidates; commercialization of products; developments relating to our licensing and collaboration agreements; market acceptance of products; funding requirements; intellectual property protection for our product candidates; competing products and other risks detailed from time to time under the heading “Risk Factors” in our most recent Quarterly Report on Form 10-Q, as may be updated from time to time by our future filings under the Securities Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual performance or results may vary materially from any future performance or results expressed or implied by these forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.

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